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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint each of ALLAN L. SCHUMAN, LAWRENCE T. BELL, KENNETH A. IVERSON and TIMOTHY P. DORDELL, signing singly, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration of 7,100,000 shares (6,000,000 shares under the Ecolab Inc. 2002 Stock Incentive Plan plus 1,100,000 shares under the Ecolab Inc. 1997 Stock Incentive Plan) of Ecolab Inc. Common Stock, par value $1.00 per share, plus any additional remaining shares of Common Stock previously approved by Ecolab's Board of Directors and stockholders for use in connection with the Ecolab Inc. 1997 Stock Incentive Plan, Preferred Stock Purchase Rights associated with the Common Stock, and any and all amendments thereto (including without limitation post-effective amendments to register or de-register shares under the Ecolab Inc. 2002 Stock Incentive Plan), provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 9th day of August, 2002.

/s/ LESLIE S. BILLER Leslie S. Biller
/s/ JERRY A. GRUNDHOFER Jerry A. Grundhofer
/s/ STEFAN HAMELMANN Stefan Hamelmann
/s/ JAMES J. HOWARD James J. Howard
/s/ WILLIAM L. JEWS William L. Jews
/s/ JOEL W. JOHNSON Joel W. Johnson
/s/ JOCHEN KRAUTTER Jochen Krautter
/s/ ULRICH LEHNER Ulrich Lehner
/s/ JERRY W. LEVIN Jerry W. Levin
/s/ ROBERT L. LUMPKINS Robert L. Lumpkins

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  Exhibit 24.1
POWER OF ATTORNEY